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                                                                      EXHIBIT 21


                                 SUBSIDIARY LIST
                             AS OF NOVEMBER 26, 2001


                                                     STATE OF                                       OWNERSHIP
          NAME OF SUBSIDIARY                       ORGANIZATION              OWNED BY               PERCENTAGE
--------------------------------------------------------------------------------------------------------------
American Healthways Services, Inc.                      DE           American Healthways, Inc.          100%

Arthritis and Osteoporosis Care Center, Inc.            DE           American Healthways, Inc.          100%

American Healthways Management, Inc.                    DE           American Healthways, Inc.          100%

CareSteps.com, Inc.                                     DE           American Healthways, Inc.          100%

Axonal Information Solutions, Inc.                      DE           CareSteps.com, Inc.                100%